EXHIBIT 10.1

ASSET ACQUISITION AGREEMENT

TO EXCHANGE SECURITIES

BETWEEN

VANGUARD ENERGY CORPORATION

AND

SOLAR QUARTZ TECHNOLOGIES, INC.

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INDEX

ARTICLE I - EXCHANGE OF SECURITIES		6

ARTICLE II - REPRESENTATIONS AND WARRANTIES		6
2.01 -	Organization	6
2.02 -	Capital	6
2.03 -	Directors, Officers, Compensation Banks	6
2.04 -	Financial Statements	7
2.05 -	Absence of Changes	7
2.06 -	Absence of Undisclosed Liabilities	7
2.07 -	Tax Returns	7
2.08 -	Corporate Matters.	7
2.09 -	Intellectual Property	7
2.10-	Contracts and Leases	7
2.11 -	Insurance Policies	8
2.12 -	Compliance with Laws	8
2.13 -	Litigation	8
2.14 -	Ability to Carry Out Obligations	8
2.15 -	Full Disclosure	8
2.16 -	Assets	8
2A -	Organization	8
2B -	Capital	9
2C -	Directors and Officers	9
2D -	Financial Statements	9
2E -	Absence of Changes	9
2F -	Absence of Undisclosed Liabilities	9
2G -	Tax Returns	9
2H -	Corporate Matters	9
2I	Intellectual Property	9
2J	Contracts and Leases	10
2K -	Insurance Policies	10
2L -	Compliance with Laws	10
2M -	Litigation	10
2N -	Ability to Carry Out Obligations	10
2O -	Full Disclosure	10
2P -	Assets	10

ARTICLE III - OBLIGATIONS BEFORE CLOSING		11
3.01 -	Investigative Rights	11
3.02 -	Conduct of Business	11

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ARTICLE IV - CONDITIONS PRECEDENT TO PERFORMANCE BY VANGUARD		11
4.01 -	Conditions	11
4.02 -	Accuracy of Representations	11
4.03 -	Performance	11
4.04 -	Absence of Litigation	12
4.05 -	Other	12

ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY SOLAR QUARTZ TECHNOLOGIES, INC.		12
5.01 -	Conditions	12
5.02 -	Accuracy of Representations	12
5.03 -	Performance	12
5.04 -	Absence of Litigation	12
5.05 -	Other	12

ARTICLE VI-CLOSING
6.01 -	Closing	13
6.02 -	Exchange of Securities	13
6.03 -	Officers and Directors	13
6.04 -	Post-Closing Matters	13

ARTICLE VII - REMEDIES
7.01 -	Arbitration	13
7.02 -	Costs	13
7.03 -	Termination	13

ARTICLE VIII - MISCELLANEOUS
8.01 -	Captions and Headings	14
8.02 -	No Oral Change	14
8.03 -	Non-Waiver	14
8.04 -	Time of Essence	14
8.05 -	Entire Agreement	14
8.06 -	Governing Law	14
8.07 -	Counterparts	14
8.08 -	Notices	15
8.09 -	Binding Effect	15
8.10 -	Effect of Closing	15
8.11 -	Mutual Cooperation	15
8.12 -	Expenses	16

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LIST OF SCHEDULES AND EXHIBITS

Exhibit A	-	Plan of Share Exchange
Exhibit B	-	Options, Warrants and Convertible Securities (SQTNZ)
Exhibit C	-	Officers and Directors Bank Accounts, Safe Deposit Boxes, Powers of Attorney (SQTNZ)
Exhibit D	-	Financial Statements - Changes in Financial Condition (SQTNZ)
Exhibit E	-	Patents, Trademarks, Trade Names, and Copyrights (SQTNZ)
Exhibit F	-	Material Contracts, Leases and Properties (SQTNZ)
Exhibit G	-	Insurance Policies (SQTNZ)
Exhibit H	-	Options, Warrants and Convertible Securities (Vanguard)
Exhibit I	-	Officers and Directors (Vanguard)
Exhibit J	-	Financial Statements - Changes in Financial Condition (Vanguard)
Exhibit K	-	Patents, Trademarks, Trade Names and Copyrights (Vanguard)
Exhibit L	-	Material Contracts (Vanguard)
Exhibit M	-	Insurance Policies and Litigation (Vanguard)

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AGREEMENT TO EXCHANGE SECURITIES

THIS AGREEMENT, made this 28th day of June 2017, by and between Vanguard Energy Corporation ("Vanguard") and Solar Quartz Technologies, Inc. ("SQTI") is made for the purpose of setting forth the terms and conditions upon which Vanguard will acquire all the outstanding shares of Solar Quartz Technologies Limited ("SQTNZ") common stock. Herein collectively referred to as the "Parties" or individually as a "Party":

RECITALS

(A)	In July 2016, Anasazi Energy announced an agreement to purchase Solar Quartz Technologies Limited (NZBN 9429042029144) at an agreed value of US$530 million. Completion of the transaction was announced on 22 December 2016, concurrent with the FINRA approval for the change of name and stock symbol to Solar Quartz Technologies, Inc. and "SQTI". SQTNZ became a wholly owned subsidiary of SQTI at closing.

(B)	SQTI (OTC:SQTI "Pink Sheets" is the sole legal and beneficial owner of 100% of the shares in its wholly-owned subsidiary Solar Quartz Technologies Limited a New Zealand corporation hereinafter referred to as "SQTNZ".

(C)	SQTNZ owns the exclusive rights to two (2) High Purity Silica quartz mineral deposits, known a Quartz Hill and White Springs, located in the Mount Surprise region of Far North Queensland, Australia

(D)	The SQTNZ Technical Team has developed unique technical and operational expertise in the refining and processing of the mined silica rock into High Purity Quartz (HPQ) and High Purity Quartz Sand (HPQS) both collectively referred to hereinafter as "HPQ". HPQ is used extensively in the high-tech production of Photovoltaic (PV) solar panels, Semi-conductors and all high-end electronics.

(E)	Vanguard Energy Corporation (VNGE) is US public company (OTC: VNGE Pink Sheets) and has agreed to purchase 100% of the issued and outstanding shares of common stock of SQTNZ at an agreed value of $530 million for an initial consideration of 19,400,250 Reg.144 shares of the common stock of VNGE.

(F)	The intent of the Parties that upon the completion of the Acquisition, VNGE will become the sole owner of 100% of the shares of common stock of SQTNZ, and SQTI will be the sole owner of 95% (19,400,250 shares) of the then issued and outstanding common stock of VNGE, with another tranch post completion of 194,002,505, for a total consideration of 213,402,755 shares of VNGE.

(G)	VNGE has represented to SQTI that it can update its Audits and Financial statements and required Regulatory filings with the US Securities and Exchange Commission (SEC) within 90 days of this Agreement to re-qualify for OTCQB/QX markets maintained by OTC Markets, Inc. VNGE has agreed to unconditionally assist SQTI to carry out these procedures with costs being met by SQTI.

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In consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

1.01 Subject to the terms and conditions of this Agreement, Vanguard agrees to issue in total 213,402,755 shares of its common stock (the " Vanguard Common Stock"), in exchange for all of the outstanding shares of SQTNZ (the "SQTNZ Common Stock"). The shares of Vanguard will be issued in accordance with the Plan of Share Exchange set forth on Exhibit A.

It is intended that such Plan of Share Exchange shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SQTI represents the following to Vanguard as of the Closing (as defined in Section 6.01).

It is agreed between the Parties that SQTI is entering into this agreement based upon representations from VNGE that it can be brought into the current position whereby all required regulatory filings to the SEC and OTC Markets are up to date and VNGE will be capable of achieving full compliance and be at the OTC QB level, and at "Fully Reporting Status " to the SEC within 90 days of closing.

2.1 Organization. SQTNZ is a corporation duly organized, validly existing, and in good standing under the laws of New Zealand, has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2 Capital. The authorized capital stock of SQTNZ consists of 122 shares of on stock of which 122 shares of common stock are outstanding as of the date hereof. At closing, SQTNZ will not have any outstanding shares of preferred stock. Other than as shown on Exhibit B, there are no subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments outstanding obligating SQTNZ to issue or to transfer from treasury any additional shares of its capital stock. All outstanding shares of SQTNZ are validly issued, fully paid and not assessable and not subject to any preemptive rights.

2.3 Directors, Officers, Compensation, Banks. Exhibit C to this Agreement contains: (i) the names and titles of all directors and officers of SQTNZ and all persons whose compensation from SQTNZ as of the date of this Agreement will equal or is expected to equal or exceed, at an annual rate, the sum of $5,000; (ii) the name and address of each bank with which SQTNZ has an account or safety deposit box, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from SQTNZ and a summary of the terms thereof.

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2.4 Financial Statements. Exhibit D to this Agreement contains the financial statements of SQTNZ (the "SQTNZ Financial Statements"). The SQTNZ Financial Statements are complete and correct in all material respects and fairly present in all material respects the financial condition and results of operation of SQTNZ at such date and for such period and show all material liabilities, absolute or contingent, of SQTNZ.

2.5 Absence of Changes. Since March 31, 2017, there has not been any change in the financial condition or results of operations of SQTNZ, except changes reflected on Exhibit D or changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.6 Absence of Undisclosed Liabilities. SQTNZ did not as of March 31, 2017 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit D.

2.7 Tax Returns. Except as reflected on Exhibit D, (i) within the times and in the manner prescribed by law, SQTNZ has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable; (ii) the provision for taxes, if any, reflected in SQTNZ's balance sheet as of March 31, 2017 is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed; and (iii) there are no present disputes as to taxes of any nature payable by SQTNZ.

2.8 Corporate Matters. SQTNZ has made available to Vanguard the books and records of SQ1NZ. Such books and records have been maintained in the ordinary course of business, and are true and correct copies of such books and records. The minutes of SQ1NZ are a complete and accurate record of the meetings of the shareholders and directors of SQ1NZ described therein and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of SQTNZ's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.

2.9 Intellectual Property. Exhibit E attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by SQ1NZ plus of description of SQ1NZ's intellectual property which SQ1NZ considers proprietary and confidential. Except as disclosed on Exhibit E, no person other than SQTNZ owns any trademark, trademark registration or application, service mark, trade name, patent, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of SQ1NZ' s business.

2.10 Contracts and Leases. Exhibit F attached hereto and made a part hereof contains a summary of the provisions of all material contracts, property and equipment leases, mining rights, and other agreements of SQ1NZ presently in existence or which have been agreed to by SQTNZ (whether written or oral). Except as disclosed on Exhibit F, SQTNZ is not in default under of these agreements or leases.

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2.11 Insurance Policies. Exhibit G to this Agreement is a description of all insurance policies held by SQTNZ concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit G and are in full force and effect.

2.12 Compliance with Laws. SQTNZ has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business.

2.13 Litigation. SQTNZ is not a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of SQTNZ, threatened against or affecting SQTNZ or its business, assets, or financial condition. SQTNZ is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. SQTNZ is not engaged in any legal action to recover moneys due to SQTNZ or damages sustained by SQTNZ.

2.14 Ability to Carry Out Obligations. SQTI has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by SQTI and the performance by SQTI of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which SQTI is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of SQTI, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of SQTI or would create any obligations for which SQTI would be liable, except as contemplated by this Agreement.

2.15 Full Disclosure. None of the representations and warranties made by SQTI, or in any certificate or memorandum furnished or to be furnished by SQTI, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

2.16 Assets. SQTNZ has good and marketable title to all of its property, including the mineral properties listed on Exhibit F, free and clear of all mortgages, liens pledges, charges, encumbrances or interest of any third party whatsoever.

Vanguard, represents the following to SQTI as of the Closing:

2A. Organization. Vanguard is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, except in those states where the failure to be so qualified would not have a material adverse effect on Vanguard.

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2B. Capital. The authorized capital stock of Vanguard consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. Immediately prior to Closing, 1,002,134 shares of common stock and no shares of preferred stock will be outstanding. All such shares are validly issued, fully paid, and non-assessable. At Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Vanguard to issue or to transfer from treasury any additional shares of its capital stock of any class except as reflected on Exhibit H.

2C. Directors and Officers. Exhibit I to this Agreement contain the names and titles of all directors and officers of Vanguard.

2D. Financial Statements. Exhibit J to this Agreement sets forth the balance sheet of Vanguard as of March 31, 2017, and the related statement of income for the period then ended (the "Vanguard Financial Statements"). The Vanguard Financial Statements comply as to form in all material respects with applicable requirements of the U.S. Securities and Exchange Commission with respect thereto, are accurate and in accordance with the books and records of Vanguard, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved, except as may be indicated in the notes thereto or as permitted by rules of the Securities and Exchange Commission.

2E. Absence of Changes. Since March 31, 2017, there has not been any material change in the financial condition or operations of Vanguard, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit J.

2F. Absence of Undisclosed Liabilities. Vanguard did not as of March 31, 2017 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit J.

2G. Tax Returns. Within the times and in the manner prescribed by law, Vanguard has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable, through the tax year ended September 30, 2014, except where the failure to file and/or pay would not have a material adverse effect on Vanguard. No federal income tax returns of Vanguard have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in Vanguard's balance sheet as of March 31, 2017, is approximately adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Vanguard.

2H. Corporate Matters. The minutes of Vanguard are a complete and accurate record of all meetings of the shareholders and directors of Vanguard s and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of Vanguard's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.

2I. Patents, Trademarks, Trade Names, and Copyrights. Exhibit K attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by Vanguard. No person other than Vanguard owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of Vanguard's business.

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2J. Contracts and Leases. Exhibit L, attached hereto and made a part hereof, contains a summary of the provisions of all material contracts, leases and other agreements of Vanguard presently in existence or which have been agreed to by Vanguard (whether written or oral). Except as disclosed on Exhibit L, Vanguard is not in default under of these agreements or leases.

2K. Insurance Policies. Exhibit M to this Agreement is a description of all insurance policies held by Vanguard concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit Mand are in full force and effect.

2L. Compliance with Laws. Vanguard has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business. Vanguard has never had any consent decrees or enforcement actions brought against it.

2M. Litigation. Other than as disclosed on Exhibit M, Vanguard is not a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Vanguard, threatened against or affecting Vanguard or its business, assets, or financial condition. Vanguard is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Vanguard is not engaged in any legal action to recover moneys due to it or damages sustained by it other than as disclosed on Exhibit M.

2N. Ability to Carry Out Obligations. Vanguard has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by Vanguard and the performance by Vanguard of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which Vanguard is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Vanguard, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of Vanguard or would create any obligations for which Vanguard would be liable, except as contemplated by this Agreement.

2O. Full Disclosure. None of the representations and warranties made by Vanguard in any certificate or memorandum furnished or to be furnished by Vanguard, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. Vanguard has disclosed to SQTI all reasonably foreseeable contingencies which, if such contingencies transpire, would have a material adverse effect on Vanguard.

2P. Assets. Vanguard has good and marketable title to all of its property, free and clear of all mortgages, liens pledges, charges, encumbrances or interest of any third party whatsoever.

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ARTICLE III

OBLIGATIONS BEFORE CLOSING

3.1 Investigative Rights. From the date of this Agreement until the Closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

3.2 Conduct of Business. Prior to the Closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, neither party to this Agreement shall issue or sell any shares, stock, options or other securities, amend its Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business, or enter into any agreement or take any action that is likely to cause any of the representations and warranties of such party under this Agreement not to be true and correct as of the Closing, or that is likely to affect the Closing.

ARTICLE IV

CONDITIONS PRECEDENT TO PERFORMANCE BY VANGUARD

4.1 Conditions. Vanguard's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article IV. Vanguard may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Vanguard of any other condition of or any of Vanguard's other rights or remedies, at law or in equity, if SQTI shall be in default of any of its representations, warranties, or covenants under this Agreement.

4.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SQTI in this Agreement or in any written statement that shall be delivered to Vanguard by SQTI under this Agreement shall be true on and as of the Closing as though made at that time.

4.3 Performance. SQTI shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing. SQTI shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

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4.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing.

4.5 Other. In addition to the other provisions of this Article IV, Vanguard's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

•	SQTI will have obtained the vote of its shareholders, in accordance with Nevada law, approving the sale of SQTNZ to Vanguard; and

•	The liabilities of SQTNZ will not exceed $ 250,000; and

•	Vanguard will have all necessary documents and financial statements required by Vanguard to file an 8-K report with the Securities and Exchange Commission.

ARTICLEV

CONDITIONS PRECEDENT TO PERFORMANCE BY SQTI

5.1 Conditions. The obligation of SQTI hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this Article V. SQTI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that any such waiver shall be effective only with respect to the party providing such waiver and no such waiver of a condition shall constitute a waiver by SQTI of any other condition of or any of SQTI's other rights or remedies, at law or in equity, if Vanguard shall be in default of any of its representations, warranties, or covenants under this Agreement.

5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Vanguard in this Agreement or in any written statement that shall be delivered to SQTI by Vanguard under this Agreement shall be true on and as of the Closing as though made at that time.

5.3 Performance. Vanguard shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing. Vanguard shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing.

5.5 Other. In addition to the other provisions of this Article V, SQTI's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

Vanguard shall have obtained approval of this transaction by its Board of Directors

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ARTICLE VI

CLOSING

6.1 Closing. The closing of this transaction (the "Closing") shall be held at the offices of Vanguard, or such other location as the parties may agree. Unless the Closing takes place on the 1st July 2017, and in any event before July 31, 2017, then either party may terminate this Agreement without liability to the other party, excluding claims for breaches of obligations by any party hereto prior to such termination.

6.2 Exchange of Securities. At the Closing, 19,400,250 shares of Vanguard Common Stock will be exchanged for all outstanding shares of SQTNZ.

6.3 Officers and Directors. At the Closing, Vanguard will cause Roger May, and David A.B. Halstead to be appointed as directors of Vanguard.

6.4 Post-Closing Matters.

Post-closing Vanguard will cause the issue of an additional 194,002,505 (Second Tranch) to be made to SQTI, once completioin of the proposed increase in the Authorized capital of Vanguard to 500,000,000 has been completed.

Vanguard will file with the appropriate authorities to effect a change of name from Vanguard Energy Corporation to Solar Quartz Technologies Corporation and apply for the Stock Symbol to be changed to "SQTC".

ARTICLE VII

REMEDIES

7.1 Arbitration. Any dispute in any way involving this Agreement will be settled through binding arbitration in accordance with the Commercial Rules of the American Arbitration Association in Los Angeles, California

7.2 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

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7.3 Termination. In addition to the other remedies, Vanguard or SQTI may on or prior to the Closing terminate this Agreement, without liability to any other party:

(i) If any bona fide action or proceeding shall be pending against Vanguard or SQTI on the date of Closing that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state or national government shall have objected at or before the closing date to this acquisition or to any other action required by or in connection with this Agreement;

(ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

(iii) If Vanguard or SQTI breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

ARTICLE VIII

MISCELLANEOUS

8.1 Captions and Headings. The Article, section and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

8.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by all parties hereto.

8.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

8.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

8.5 Entire Agreement. This Agreement, including all exhibits referenced herein, contains the entire Agreement and understanding among the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

8.6 Governing Law. This Agreement and its application shall be governed by the laws of Colorado.

8.7 Counterparts. This Agreement may be executed in one or more counterparts and delivered by electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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8.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) upon receipt if delivered by internationally recognized private courier (with confirmation of delivery) or if delivered by facsimile or email transmission or (iii) on the third day after mailing if mailed to the party to whom notice is to be given, by frrst class mail, registered or certified, postage prepaid, and properly addressed as follows:

Solar Quartz Technologies, Inc.

c/o Roger May, Principal

Suite 600,433 N. Camden Ave.

Beverley Hills CA 90210

Phone: +61.3.8639.5777

Email: rm@sqt.so1ar

Vanguard Energy Corporation

c/o Warren Dillard,

Chief Executive Officer

8858 Van Allen Dr.

The Woodlands, Texas 77381

Email: warrendillard@gmail.com

A party may change such party's address by delivery of a written notice complying with the provisions of this Section.

8.9 Binding Effect. This Agreement will be binding upon the parties herein even though this Agreement may not be signed by all persons whose names appear on the signature page of this Agreement. This Agreement shall inure to and be binding upon and be enforceable against the respective successors of each of the parties to this Agreement. No party may assign or transfer any of its rights or obligations hereunder, without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, shall give to any person other than the parties hereto any benefit or any legal or equitable right, remedy or claim under this Agreement.

8.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement and shall remain in effect for a period of twelve months thereafter. In the event there is any material misrepresentation or warranty of any party to this Agreement, then Vanguard (if such misrepresentation is made by SQTI) or SQTI (if such misrepresentation is made by Vanguard) may rescind this Agreement during the 90-day period following the closing of this Agreement.

8.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to affect the transaction described herein. No party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

15

8.12 Expenses. Except as otherwise provided herein, each party hereto agrees to pay all of such party's own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect. Each party expressly represents and warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other parties harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

AGREED TO AND ACCEPTED as of the date first above written.

VANGUARD ENERGY CORPORATION

By:	/s/ Warren Dillard
Warren Dillard, Chief Executive Officer

SOLAR QUARTZ TECHNOLOGIES, INC.

By:	/s/ Roger May
Roger May, Principal & Director

SOLAR QUARTZ TECHNOLOGIES, INC.

By:	/s/ Michael Selsman
Michael Selsman - Chief Executive Officer

16

EXHIBIT A

PLAN OF SHARE EXCHANGE

Acquiring entity:	Vanguard Energy Corporation

Entity being acquired:	Solar Quartz Technologies Limited.

(A)	Share exchange: At Completion Vanguard will issue 19,400,250 shares of Vanguard's Common Stock, as an initial tranche to Solar Quartz Technologies, Inc. and post-completion, after an increase in the authorized capital of VGNE to 500,000,000 (500 million) shares of common stock is completed, then VNGE will issue a second tranche of 194,002,505 shares to SQTI thereby making the total of number shares of VNGE common stock issued to SQTI as full and final consideration for the purchase of the SQTNZ shares and assets, 213,402,755 ( Two hundred and thirteen million four hundred and two thousand, seven hundred and fifty five).

(B)	The intent of the Parties is that upon the completion of the Acquisition, VNGE will become the sole owner of 100% of the 122 shares of the common stock of SQTNZ, and SQTI will be the sole owner of 95% (213,402,755 shares) of the then issued and outstanding common stock of VNGE.

17

EXHIBIT B

OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

(SQTNZ)

None

18

EXHIBIT C

Officers and Directors

(SQTNZ)

Name	Position

Roger May	Director

David Halstead	Director

SQTNZ Bank Details

Westpac Banking Corporation:

Account Name: SOLAR QUARTZ TECHNOLOGIES LIMITED

Westpac Branch Address: 41 Aitken St, Gisbome, VIC, 3437, Australia

BSB No.: 033624

Account No.: 275935

Swift Code: WPACAU2S

Account Authorized Person: Roger May

No other Bank accounts

SQTNZ Employees/ Contractors

Land Owner Compensation exceeds OS$5000 per annum

Roger May- Director/ Advisory Contractor: Annual contract $300,000

Kevin Graham- Contractor: Annual contract $162,000

Power of Attorney: None

19

EXHIBIT D

Financial Statements

Changes in Financial Condition

(SQTNZ)

20

SOLAR QUARTZ TECHNOLOIGES LIMITED

CONSOLIDATED INCOME AND EXPENDITURE STATEMENT

FOR THE YEAR ENDED 31 DECEMBER 2016

INCOME	NOTES	2016 $US

Interest

Total Income

EXPENDITURE
Bank Charges		142
Consulting fees (Overseas)		4,596
ICT		5,644
Legal		14,149
Management and Consulting Fees		171,621
Meeting and Travel Fees		5,650
Other Expenses		9,353
Secretarial		1,815
Storage Fees		3,246
Utilities		1,446
Vehicle Costs		1,735

Total Expenditure		219,397
Net Profit/(Loss)		(219,396)

Retained Profits at the Beginning of the Year		(18,469)
Retained Profits at the End of the Year		(237,865)

The accompanying notes form part of these financial statements

21

SOLAR QUARTZ TECHNOLOGIES LIMITED

BALANCE SHEET STATEMENT

FOR THE YEAR ENDED 31 DECEMBER 2016

ASSETS	Note	2016 $US
CURRENT ASSETS
Cash and cash equivalents		59,234

TOTAL CURRENT ASSETS		59,234

NON CURRENT ASSETS
Plant & equipment		82,003
Mining lease at directors valuation		210,000,000

TOTAL NON-CURRENT ASSETS		210,082,003

TOTAL ASSETS		210,141,237

LIABILITIES
CURRENT LIABILITIES
Related loans		145,847
Other payables		221,692
Other current liabilities		11,479

TOTAL CURRENT LIABILITIES		379,018

TOTAL LIABILITIES		379,018

NET ASSETS		209,762,219

EQUITY

Issued shares		84
Asset revaluation reserve	2	210,000,000
Retained Profits	3	(237,865)

TOTAL EQUITY		209,762,219

The accompanying notes form part of these financial statements

22

SOLAR QUARTZ TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The directors have prepared the financial statements on the basis that the company is a non-reporting entity because there are no users dependent on general purpose financial statements. The financial statements are therefore special purpose financial statements that have been prepared in order to meet the needs of members

The financial statements a have been prepared in accordance with the significant accounting policies disclosed below, which the directors have determined are appropriate to meet the needs of the members.

The financial statements have been prepared on an accruals basis and are based on historical costs unless otherwise stated in the notes. The accounting policies that have been adopted in the preparation of the financial statements are as follows:

a. Income Tax

The income tax expense (income) for the year comprises current income tax expense (income). The company does not recognise deferred tax assets or liabilities.

Current income tax expense charged to profit or loss is the tax payable on taxable income and is measured at the amounts expected to be paid to (recovered from) the relevant taxation authority.

c. Property, Plant and Equipment

All property, plant and equipment are initially measured at cost and are depreciated over their useful lives on a straight-line basis. Depreciation commences from the time the asset is available for its intended use. Leasehold improvements are depreciated over the shorter of either the unexpired period of the lease or the useful life of the improvements

The carrying amount of plant and equipment is reviewed annually by directors to ensure it is not in excess of the recoverable amount.

f. Investments

Investments include equity securities (ie shares) of listed or unlisted entities. The company recognises and measures these investments at cost less any accumulated impairment losses.

g. Impairment of Assets

At the end of each reporting period, the association reviews the carrying values of its tangible and intangible assets to determine whether there is any indication that those assets have been impaired. If such an indicator exists, the recoverable amount of the asset, being the higher of the asset's fair value less costs to sell and value in use, is compared to the asset's carrying value. Any excess of the asset's carrying value over its recoverable amount is recognised in the income and expenditure statement.

23

SOLAR QUARTZ TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

h. Trade and Other Payables

Trade and other payables represents the liabilities for good and services received by the company that remain unpaid at the end of the reporting period. Trade payables are recognised at their transaction price. They are subject to normal credit terms and do not bear interest.

j. Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held on call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within current liabilities on the balance sheet.

k. Revenue and Other Income

Revenue is measured at the value of consideration receivable after taking into account and trade discounts and volume rebates allowed. For this purpose, deferred consideration is not discounted to present value when recognising revenue

Interest revenue is recognised using the effective interest method, which for floating financial assets is the rate inherent in the instrument dividend revenue is recognised when the right to receive a dividend has been established.

24

SOLAR QUARTZ TECHNOLOGIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

		2016
		$
NOTE 2	Revaluation Surplus
	Opening balance for the year Revaluation of land at directors valuation	210,000,000
		210,000,000

NOTE 2	Retained Earnings
	Retained earnings/(losses) at beginning of year	(18,469)
	Net profit for the period	(219,396)
		(237,865)

NOTE 3	Contingent Liability
	A major shareholder has registered a GSA financial security to the value of $NZ 5,000,000 over the assets of the company.

25

SOLAR QUARTZ TECHNOLOGIES LIMITED

COMPILATION REPORT

FOR YEAR ENDED 31 DECEMBER 2016

We have compiled the accompanying special purpose financial statements of Solar Quartz Technologies Limited, which comprise the balance sheet as at 30 December 2016, the profit and loss statement for the year then ended, a summary of significant accounting policies and other explanatory notes. The specific purpose for which the special purpose financial statements have been prepared is set out in Note 1 to the financial statements.

The Responsibility of the Directors of Solar Quartz Technologies Limited

The directors of Solar Quartz Technologies Limited are solely responsible for the information contained in the special purpose financial statements , the reliability, accuracy and completeness of the information and for the determination that the significant accounting policies adopted as set out in Note 1 to the financial statements are appropriate to meet their needs and for the purpose that the financial statements were prepared.

Our Responsibility

On the basis of information provided by the directors of Solar Quartz Technologies Limited, we have compiled the accompanying special purpose financial statements in accordance with the financial reporting framework described in Note 1 to the financial statements and APES 315

Compilation of Financial Information.

We have applied our expertise in accounting and financial reporting to compile these financial statements in accordance with the financial reporting framework described in Note 1 to the financial statements. We have complied with the relevant ethical requirements of APES 110

Code of Ethics for Professional Accountants.

Assurance Disclaimer

Since a compilation engagement is not an assurance engagement, we are not required to verify the reliability, accuracy or completeness of the information provided to us by management to compile these financial statements. Accordingly, we do not express an audit opinion or a review conclusion on these financial statements.

The special purpose financial statements were compiled exclusively for the benefit of the directors of Solar Quartz Technologies Limited who are responsible for the reliability, accuracy and completeness of the information used to compile them. We do not accept responsibility for the contents of the special purpose financial statements.

M V Anderson & Co

Level S, North Tower 485 La Trobe Street

Melbourne VIC

Date: ______________

26

SOLAR QUARTZ TECHNOLOGIES LIMITED

DIRECTORS' DECLARATION

The directors have determined that the branch is not a reporting entity and that this special purpose financial report should be prepared in accordance with the accounting policies outlined in Note 1 to the financial statements.

The directors of the company declare that: ________________________________

1.	The financial statements and notes, as set out on pages 2 to 5 present fairly the company's financial position as at md its performance for the year ended on that date in accordance with the accounting policies described in Note 1 to the financial statement; and

2.	In the directors' opinion there are reasonable grounds to believe that the branch will be able to pay its debts as and when they become due and payable.

Director ____________________________________________________________________

Dated this ______________________________ day of ___________________________ 2017

27

EXHIBIT E

Patents, Trademarks, Trade Names and Copyrights,

Description of Proprietary and Confidential Intellectual Property

(SQTNZ)

Trademarks:	NONE

Patents:	NONE

Foreign Patents:	NONE

28

EXHIBIT F

Material Contracts, Leases and Properties

(SQTNZ)

1)	Leases: (currently held via SQTNZ wholly owned subsidiary Solar Quartz Technologies, Inc.

Mining Leases held in Queensland Australia:

ML 30235, ML 30236 & ML 30237 (known as Quartz Hill)

ML 30238 & Ml 30239 (known as White Springs)

2)	Material Contracts:

None

29

EXHIBIT G

Insurance Policies

(SQTNZ)

NONE

30

EXHIBIT H

Options, Warrants and Convertible Securities

(Vanguard)

15% Convertible Notes - Principal Balances $70,747.49

Convertible into 21,374 Common Shares

Warrants to Purchase 5,374 Common Shares @$0.0155 per share, expiring June 30, 17

31